UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

WINTRUST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road

Rosemont, Illinois 60018

(Address of principal executive offices)

Registrant’s telephone number, including area code (847) 939-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTFC	The NASDAQ Global Select Market
Series D Preferred Stock, no par value	WTFCM	The NASDAQ Global Select Market
Series E Preferred Stock, no par value	WTFCP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On January 26, 2023, the Board of Directors (the “Board”) of Wintrust Financial Corporation (the “Company”) appointed Timothy S. Crane, currently the Company’s President, as Chief Executive Officer of the Company, effective May 1, 2023 (the “Effective Date”). Also on January 26, 2023, the Board appointed Mr. Crane as a director of the Company, effective immediately. Mr. Crane will succeed Edward J. Wehmer, who will resign as Chief Executive Officer of the Company and assume the position of Executive Chairman of the Board as of the Effective Date. Mr. Wehmer has also agreed to serve as Founder and Senior Advisor from the Effective Date through December 31, 2026, as further described below. H. Patrick Hackett, Jr. will continue to serve as non-executive Chairman of the Board and will have the additional title of Lead Independent Director as of the Effective Date.

Mr. Crane, age 61, joined the Company in 2008. Mr. Crane has served as the Company’s President since February 2020 and as the Company’s Treasurer since January 2016, overseeing the Company’s subsidiary banks, banking operations, and treasury business, including by serving as Chairman of the Company’s two largest bank subsidiaries, Lake Forest Bank & Trust and Wintrust Bank. Prior to joining the Company, Mr. Crane served as President of Harris Bankcorp in Chicago where he was employed for 24 years.

There are no arrangements or understandings between Mr. Crane and any other persons, pursuant to which he was appointed as Chief Executive Officer or as a director, no family relationships among any of the Company’s directors or executive officers and Mr. Crane, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment and Restated Employment Agreement with Mr. Crane

In connection with this transition, the Company and Mr. Crane entered into an Amended and Restated Employment Agreement, dated as of January 26, 2023 (the “Crane Agreement”), which is largely based on his existing employment agreement, but updated to reflect his new position, other administrative changes, and an increase to the severance multiple applicable to his severance benefits. Pursuant to the Crane Agreement, if the Company terminates Mr. Crane’s employment without cause or due to his permanent disability, or Mr. Crane’s employment terminates due to his death or a constructive termination, then Mr. Crane will generally be entitled to the following severance benefits (in addition to certain accrued benefits): (i) three (3) times (increased from two (2) times) the sum of (A) Mr. Crane’s base annual salary in effect at the time of Mr. Crane’s death or permanent disability plus (B) an amount equal to Mr. Crane’s target cash bonus for the year in which Mr. Crane’s death or permanent disability occurs and Mr. Crane’s target stock bonus for the year in which Mr. Crane’s death or permanent disability occurs. Such amount shall be paid to Mr. Crane ratably over a 36-month period beginning on the first payroll period following such termination and on each payroll period thereafter during the 36-month period (or in the case of a termination of employment without cause or constructive termination that occurs within 18 months following a change in control or in the case of his death, in a lump sum within 30 days following the termination date), generally reduced by any other income earned by Mr. Crane during such 36-month period to an amount no less than $8,333.34 monthly; and (ii) other than in the case of Mr. Crane’s death, continued coverage at the Company’s expense under the Company’s group health insurance plan for employees in which Mr. Crane was participating immediately prior to the termination (to be discontinued in the case of a termination without cause or a constructive termination if Mr. Crane becomes earlier entitled to coverage under another group health insurance plan or benefits under Medicare). Such severance benefits are subject to Mr. Crane’s execution and non-revocation of a release of claims in favor of the Company (other than in the case of Mr. Crane’s death) and, with respect to cash amounts, are reduced (i) generally by any other income earned by Mr. Crane during such 36-month period and (ii) to the extent payable in connection with Mr. Crane’s termination of employment due to his death or permanent disability, by amounts paid under the Company’s life insurance and long-term disability benefit plans, respectively (but will not be reduced to less than $8,333.34 monthly, except for in connection with a termination due to Mr. Crane’s death).

The foregoing description of the terms and conditions of the Crane Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Crane Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2023 Compensation Changes for Mr. Crane

The Compensation Committee of the Board (the “Committee”) has approved certain changes to Mr. Crane’s compensation for 2023 as compared to 2022 to reflect his new position. Specifically, the Committee approved increases in Mr. Crane’s (i) annual base salary from $610,000 to $1,000,000, (ii) target award under the Company’s Short-Term Incentive Program (the “STIP”) from 80% of his annual base salary to 125% of his annual base salary (resulting in a 2023 STIP target of $1,250,000), and (iii) target award under the Company’s 2022 Stock Incentive Plan (the “LTIP”) from 125% of his annual base salary to 275% of his annual base salary (resulting in a 2023 LTIP target of $2,750,000).

Amended and Restated Employment Agreement with Mr. Wehmer

The Company and Mr. Wehmer entered into an Amended and Restated Employment Agreement, dated as of January 26, 2023 (the “Wehmer Agreement”). The Wehmer Agreement provides that, as of the Effective Date, Mr. Wehmer will assume the position of Executive Chairman of the Board and will cease his service as Chief Executive Officer of the Company. Mr. Wehmer’s employment as Executive Chairman will continue until May 23, 2024, after which Mr. Wehmer will continue the position of Founder and Senior Advisor of the Company until December 31, 2026 or any later date agreed to between the parties by mutual written consent (the “Employment Period”), subject to earlier termination by either party. During the Employment Period, Mr. Wehmer’s initial annual base salary will be $450,000, and he will continue to be eligible for the perquisites to which he was entitled as Chief Executive Officer of the Company. However, he will not be eligible to participate in the STIP or the LTIP or any successor plan, other than with respect to a pro-rated payment of his 2023 award under the STIP for the period beginning January 1, 2023 and ending April 30, 2023.

Under the Wehmer Agreement, Mr. Wehmer will receive a one-time cash award of $12,000,000 (the “Transition Award”), payable in equal monthly installments over the 36-month period commencing on the Effective Date (subject to delayed payment to the extent required by tax law) and generally subject to Mr. Wehmer’s continued employment through each applicable payment date. However, if the Company terminates Mr. Wehmer’s employment without cause or due to his permanent disability, or Mr. Wehmer’s employment terminates due to his death or a constructive termination, then Mr. Wehmer will receive the unpaid portion of the Transition Award, payable in installments in accordance with its original payment schedule (or in the case of his death, within 30 days thereafter), and the pro-rated payment of his 2023 award under the STIP to the extent unpaid. The continued payment of the Transition Award following Mr. Wehmer’s qualifying termination is subject to Mr. Wehmer’s continued compliance with ongoing obligations under the Wehmer Agreement. In addition, the Wehmer Agreement provides that Mr. Wehmer’s transition to Executive Chairman will not constitute a constructive termination for purposes of the Wehmer Agreement.

The foregoing description of the terms and conditions of the Wehmer Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Wehmer Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2023, the Board amended the Company’s Amended and Restated By-Laws, effective immediately. The amendment increases the size of the Board from thirteen (13) to fourteen (14) directors. The Company’s Amended and Restated By-Laws, as amended, are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 30, 2023, the Company issued a press release announcing the appointment of Mr. Crane as Chief Executive Officer among certain other matters described above. The press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Wintrust Financial Corporation, Adopted Effective January 26, 2023
10.1	Amended and Restated Employment Agreement, dated as of January 26, 2023, by and between Wintrust Financial Corporation and Timothy S. Crane
10.2	Amended and Restated Employment Agreement, dated as of January 26, 2023, by and between Wintrust Financial Corporation and Edward J. Wehmer
99.1	Press Release of Wintrust Financial Corporation, dated as of January 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary

Date: January 30, 2023

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